All American Pet Company Inc.
2010 Non-Qualified Professional, Consultant, & Employee
Stock Compensation Plan

1. Purpose.
The purpose of this Plan is to provide compensation in the form of Common Stock of the Company to eligible professionals, consultants and employees that have previously rendered services or that will render services during the term of this 2010 Non-Qualified Professional, Consultant, & Employee Stock Compensation Plan (hereinafter referred to as the “Plan”.)

2. Administration.
(a) This Plan shall be administered by the Board of Directors who may from time to time issue orders or adopt resolutions, not inconstant with the provisions of this Plan, to interpret the provisions and supervise the administration of this Plan. The President shall make initial determinations as to which professionals, consultants or employees (hereinafter referred to as “Common Stockholder”) will be considered to receive shares under this Plan, in addition, will provide a list to the Board of Directors. All final determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board. Subject to the Corporation’s Bylaws, all decisions made by the Directors in selecting eligible Common Stockholders, establishing the number of shares, and construing the provisions of this Plan shall be final and conclusive.

(b) The Board of Directors may from time to time appoint a Plan Committee, consisting of at least one Director and one Officer, none of whom shall be eligible to participate in the Plan while members of the Committee. The Board of Directors may delegate to such Committee power to select the particular Common Stockholders that are to receive shares, and to determine the number of shares to be allocated to each such Common Stockholder.

(c) If the SEC Rules and or regulations relating to the issuance of Common Stock under a Form S-8 should change during the terms of this Plan, the Board of Directors shall have the power to alter this Plan to conform to such changes.

3. Eligibility.
Shares shall be granted only to Professionals, Consultants and Employees that are within that class for which Form S-8 is applicable.

4. Shares Subject to the Plan.
The total number of shares of Common Stock to be subject to this Plan is 35,000,000. The shares subject to the Plan will be registered with the SEC on or before September 30, 2010 in a Form S-8 Registration.

5. Fair Market Value.
The Fair Market Value for purposes of the issuance of common stock under this plan has been established to be $0.065 per share on September 8, 2010.

5. Death of Common Stockholder.
If a Common Stockholder dies while he/she is a Common Stockholder of the Corporation or of any subsidiary, or within 90 days after such termination, the shares, to the extent that the Common Stockholder was to be issued shares under this Plan, may be issued to his/her personal representative or the person or persons to whom his/her rights under the Plan shall pass by his/her will or by the applicable laws of descent and distribution.

6. Termination of Common Stockholder, retirement or disability. If a Common Stockholder shall cease to be retained by the Corporation for any reason (including retirement and disability) other than death after he/she shall have continuously been so retained for his/her specified term, he/her may, but only within the three-month period immediately following such termination, request his/her pro-rata number of shares for his/her services already rendered.

7. Termination of the Plan. This Plan shall terminate one year after its adoption by the Board of Directors. At such time, any shares that remain unsold shall be removed from registration by means of a post-effective amendment to the Form S-8.

8. Effective Date of the Plan. This Plan shall become effective upon its adoption by the Board of Directors.

CERTIFICATION OF ADOPTION
(By the Board of Directors)

The undersigned, being the President and Chairman of the Board of Directors of All American Pet Company, Inc. hereby certifies that the foregoing Plan was adopted by the Board of Directors on April 2, 2010.

/S/ Barry Schwartz
Barry Schwartz
/S/ Lisa Bershan
Lisa Bershan
/S/ Victor Hollander
Victor Hollander